UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 3, 2006
Date of Report (Date of earliest event reported)

PXRE GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

PXRE House 110 Pitts Bay Road Pembroke HM 08 Bermuda (Address, including zip code, of principal executive offices)	P.O. Box HM 1282 Hamilton HM FX Bermuda (Mailing address)

(441) 296-5858
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

On March 3, 2006, the Human Resources Committee of the Board of Directors of PXRE Group Ltd. (the “Company”) approved various retention bonuses to assist the Company and its subsidiaries to retain certain key employees to explore strategic alternatives and to implement any strategic alternative the Company elects to pursue. Among those to whom retention bonuses were awarded were three executive officers of the Company and its subsidiaries: Guy D. Hengesbaugh, Executive Vice President & Chief Operating Officer of the Company; Robert P. Myron, Executive Vice President and Chief Financial Officer of the Company; and Bruce J. Byrnes, General Counsel and Secretary of PXRE Reinsurance Company.

Mr. Hengesbaugh will receive a retention bonus of $212,750 on December 31, 2006 if he remains in the employ of the Company through such date, provided that if Mr. Hengesbaugh’s employment is terminated without cause by the Company prior to December 31, 2006, he will be paid that amount upon termination.

Mr. Myron will receive retention bonuses of $162,500 on September 1, 2006 and $162,500 on March 15, 2007 if he remains in the employ of the Company through those dates, provided that if Mr. Myron’s employment is terminated without cause by the Company prior to those dates, he will be paid those amounts upon termination. In addition, on March 15, 2007, Mr. Myron will be paid his target bonus of $178,750 under the Company’s 2004 Incentive Bonus Compensation Plan if he remains in the employ of the Company through that date, provided that if Mr. Myron’s employment is terminated without cause by the Company prior to March 15, 2007, he will be paid that amount upon termination.

Mr. Byrnes will receive retention bonuses of $189,000 on September 1, 2006 if he remains in the employ of PXRE Reinsurance Company through that date, provided that if Mr. Byrnes’ employment is terminated without cause by PXRE prior to such date, he will be paid that amount upon termination. In addition, on March 15, 2007, Mr. Byrnes will be paid his target bonus of $207,900 under the Company’s 2004 Incentive Bonus Compensation Plan if he remains in the employ of the Company through that date, provided that if Mr. Byrnes’ employment is terminated without cause by PXRE prior to March 15, 2007, he will be paid that amount upon termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PXRE Group Ltd.
(Registrant)

By:	/s/ Robert P. Myron
Name:	Robert P. Myron
Title:	Executive Vice President & Chief Financial Officer

Date: March 8, 2006